EXHIBIT 23.4


                          [LETTERHEAD OF SQUAR MILNER]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of MTM Technologies, Inc. of our report dated July 30, 2004 and September 17, 2004 on the financial statements of Network Catalyst, Inc. as of December 31, 2003 and for the year then ended and as of June 30, 2004 and for the six months then ended.



/s/ Squar, Milner, Reehl & Williamson, LLP
Newport Beach, California
August 16, 2005